Exhibit 10.5

Confidential

Consultant Services Agreement

This Agreement (this “Agreement”), effective as January 1, 2014 (the “Effective Date”) sets forth the terms and conditions whereby Vinay Jain, M.D. (“Consultant”) will provide certain services for AROG Pharmaceuticals , Inc. (“AROG”). Consultant and AROG are referred each individually referred to herein as a “Party” and collectively as the “Parties.”

1.	Services. Consultant agrees to provide services consistent with Consult ant’ s duties and responsibilities as AROG’s Chief Executive Officer (“Services”). Consultant agrees to devote its best efforts to perform the Services promptly and diligently.

2.	Compensation. In consideration of the Services to be provided by Consultant pursuant to this Agreement, AROG shall pay Consultant a monthly fee of Twelve Thousand Five Hundred Dollars ($12,500) (or One Hundred Fifty Thousand Dollars ($150,000) if annualized).

3.	Confidential Information. “Confidential Information” means any and all information, and copies or reproductions thereof, whether in written, graphic or oral form, whether or not such information is identified as “confidential” at the time of dis closure, that is provided to Consultant by AROG, an affiliate of AROG, or on behalf of AROG, either directly or indirectly, or is acquired by Consultant or observed or generated in connection with the Consultant’s performance or anticipation of performance of Services to AROG or an affiliate of AROG.

4.	Non-disclosure, Non-use and Exceptions.

(a)	Non-disclosure and Non-use of Confidential Information. Consultant shall hold in strict confidence and shall not disclose, deliver or disseminate any Confidential Information to third parties that are not affiliates of AROG. Consultant shall use the Confidential Information in accordance with the obligations herein and solely for providing Services pursuant to the Agreement, and shall not use, copy, disclose or exploit such Confidential Information for Consultant’s own benefit or for the benefit of another unless expressly permitted herein or with AROG ‘s prior written consent. Consultant acknowledges that it may receive material, non-public information about AROG and its business. Consultant also acknowledges that it may receive confidential or proprietary information of AROG ‘s affiliates. Consultant agrees that such Confidential Information of AROG’ s affiliates is subject to the terms hereof and shall be used only as necessary to provide Services.

(b)	Exceptions. The obligations of confidentiality specified in Section 3(a) above shall not apply with respect to any Confidential Information solely to the extent that such Confidential Information:

(i)	is or becomes publicly known through no breach of this Agreement or any other wrongful act of Consultant;

(ii)	is disclosed without restriction on further disclosure or use to Consultant by a third party having the legal right to disclose such information; or

(iii)	has been independently developed by Consultant without reference to or reliance upon Confidential Information or other AROG proprietary information as can be shown by contemporaneous written documents.

Jain.AROG Consulting Agreement
January 2014

Confidential

If Consultant is required to disclose Confidential Information by law or legal process, Consultant shall safeguard the Confidential Information to the extent allowed by law and promptly provide AROG appropriate prior written notice.

5.	No Implied Rights. Nothing herein shall be construed as granting any right or license to Consultant of AROG’s intellectual property. This Agreement implies no obligation on either Party to enter into any further agreement with the other. Notwithstanding any terms to the contrary herein, should AROG and Consultant enter into a business relationship without the benefit of an agreement that supersedes this Agreement, the terms of this Agreement shall continue to govern disclosures of Confidential Information. Such business relationship shall. be deemed to be part of the “Services” hereunder and the Term hereof shall be extended until such relationship terminates or expires.

6.	Term. This Agreement (the “Term”) shall begin on the Effective Date and continue until terminated.

7.	Miscellaneous.

(a)	This Agreement sets forth the entire agreement and understanding between the Parties and supersedes all prior oral and written agreements and understandings between them relating to the subject matter of this Agreement. This Agreement may not be modified in whole or part, except by a writing signed by both Parties. This Agreement may not be assigned or otherwise transferred by Consultant without AROG’ s prior written consent.

(b)	AROG or Consultant may terminate this agreement at any time.

(c)	At AROG’s request and direction or upon termination of the Agreement, Consultant shall return or destroy the Confidential Information or any document or information based on or embodying Confidential Information received or generated by Consultant. If Confidential Information is destroyed, Consultant shall promptly send written confirmation of its destruction; provided, however, that Consultant may retain one (1) copy of Confidential Information in a secure location for the sole purpose of monitoring its compliance with this Agreement, laws and regulations.

(d)	This Agreement may be amended only by a written instrument signed by the Parties hereto. No waiver of any provision of this Agreement by AROG in any manner shall be deemed to be or construed as a further or continuing waiver or stopped of any such provision or of any other provision of the Agreement. If any provision of this Agreement shall. be found to be unenforceable in any respect, the validity and enforceability of the remaining provisions shall not in any way be affected or impaired, provided the surviving agreement materially comports with the Parties ‘ original intent. This Agreement shall be governed by and interpreted in accordance with the laws of the state of Texas, without regard to its choice of law provisions.

(e)	The provisions of this Agreement are necessary for the protection of AROG’s business and goodwill and are considered by the Parties to be reasonable for such purpose. Consultant agrees that any breach of this Agreement may cause AROG substantial and irreparable harm and, therefore, in the event of any such breach, in addition to other remedies that may be available to AROG, AROG shall have the right to seek specific performance and other injunctive and equitable relief.

Jain.AROG Consulting Agreement
January 2014

Confidential

(f)	This Agreement may be executed in counterparts, each of which shall be an original, but all of which together shall constitute one and the same agreement.

(g)	Any communications hereunder shall be addressed to the other Party at the address provided above and to the attention of the signatory below.

IN WITNESS WHEREOF, Consultant accepts the terms of this Agreement as of the Effective Date.

VINAY JAIN, M.D.

By:	/s/ Vinay Jain, M.D.
Vinay Jain, M.D.

Jain.AROG Consulting Agreement
January 2014